UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	February 21, 2019

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On February 21, 2019, Teleflex Incorporated (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the quarter and year ended December 31, 2018. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.
In addition to the financial information included in the Press Release that has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), the Press Release includes certain non-GAAP financial measures. These measures include adjusted diluted earnings per share and constant currency revenue growth. Adjusted diluted earnings per share is based upon diluted earnings per share available to common stockholders, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact (net of tax) of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) other items identified in note (C) to each of the reconciliation tables set forth in the Press Release for the quarters ended December 31, 2018 and December 31, 2017, and for the twelve months ended December 31, 2018 and December 31, 2017, respectively; (iv) amortization of debt discount on convertible notes; (v) intangible amortization expense; (vi) loss on extinguishment of debt and (vii) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends. In addition, the calculation of the weighted average number of diluted shares within adjusted earnings per share for the 2017 period gives effect to the anti-dilutive impact of shares due to the Company under its previously outstanding convertible note hedge agreements. The convertible note hedge agreements reduced the potential economic dilution that otherwise would have occurred upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements was not reflected in the weighted average number of diluted shares). We believe that an adjustment to show the anti-dilutive effect of the convertible note hedge agreements provides supplemental information that can be useful to investors in assessing the computation of diluted earnings per share. Constant currency revenue growth is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of fluctuations that do not reflect our underlying performance or business trends.
Management uses these non-GAAP financial measures to assess the Company's financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business, and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.
The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.
Item. 2.05. Costs Associated with Exit or Disposal Activities.
On February 19, 2019, the Company initiated a restructuring plan primarily involving the relocation of certain manufacturing operations to existing lower-cost locations and related workforce reductions (the “2019 Footprint realignment plan"). These actions are expected to be substantially completed during 2022.

The Company estimates that it will incur aggregate pre-tax restructuring and restructuring related charges in connection with the 2019 Footprint realignment plan of $56 million to $70 million, of which, the Company expects $21 million to $26 million to be incurred in 2019 and most of the balance is expected to be incurred prior to the end of 2021. The Company estimates that $53 million to $66 million of these charges will result in cash outlays, of which, $8 million to $9 million is expected to be made in 2019 and most of the balance is expected to be made by the end of 2021. Additionally, the Company expects to incur $29 million to $35 million in aggregate capital expenditures under the plan, of which, up to $18 million to $22 million is expected to be incurred during 2019 and most of the balance is expected to be incurred by the end of 2021.
The following table provides a summary of the Company’s cost estimates by major type of expense associated with the 2019 Footprint realignment plan:

Type of expense	Total estimated amount expected to be incurred
Termination benefits	$19 million to $23 million
Other costs (1)	$1 million to $2 million
Restructuring charges	$20 million to $25 million
Restructuring related charges (2)	$36 million to $45 million
Total restructuring and restructuring related charges	$56 million to $70 million

(1)	Includes contract termination costs as well as facility closure and other exit costs (employee and equipment relocation costs and outplacement costs).

(2)
Consists of estimated pre-tax charges related to costs directly related to the plan, primarily costs to transfer manufacturing operations to the new locations, as well as accelerated depreciation of $3.0 million to $4.0 million. Most of the charges are expected to be recognized within costs of goods sold.

The Company currently expects to begin realizing plan-related savings in 2021 and expects to achieve annual pre-tax savings of $12 million to $14 million once the plan is fully implemented.

As the 2019 Footprint realignment plan progresses, management will reevaluate the estimated expenses and charges set forth above, and may revise its estimates, as appropriate, consistent with GAAP.

Item 7.01. Regulation FD Disclosure.
In connection with the conference call to be held by the Company on February 21, 2019 to discuss its financial results for the quarter and year ended December 31, 2018, the Company plans to reference a slide presentation, which will be made available in advance of the call through the Company’s website. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report.
The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.2, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
        99.1    Earnings Press Release, dated February 21, 2019
        99.2    Earnings Conference Call Slide Presentation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2019	TELEFLEX INCORPORATED By: /s/ Thomas E. Powell Name: Thomas E. Powell Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings Press Release, dated February 21, 2019
99.2	Earnings Conference Call Slide Presentation